Neenah, Inc.
20__ Restricted Stock Unit Award Agreement (Standard Form)

THIS AGREEMENT (the “Agreement”), effective ______, 20__, sets forth the terms and conditions of the grant of Restricted Stock Units by Neenah, Inc. (the “Company”), to the Participant, pursuant to the provisions of the Neenah, Inc. 2018 Omnibus Stock and Incentive Compensation Plan (the “Plan”).
1.    General Grant Information. The Participant has been selected to receive an Award of Restricted Stock Units, with specific grant information recorded by Morgan Stanley Smith Barney or other duly authorized administrator (“MSSB”). The grant information includes date of grant and number of Restricted Stock Units.
2.    Grant of Restricted Stock Units. The Award of Restricted Stock Units is pursuant to the terms and conditions contained herein. This form of agreement applies only to Restricted Stock Units that have been identified with the code set forth in the lower left corner of this page.
3.    Vesting Period. The Restricted Stock Units shall become vested to the extent provided, and all restrictions will lapse to the extent of vesting, upon the earliest to occur of the following events:

(a)
one-third (1/3) on each of the first, second and third anniversaries of the date of grant, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through the applicable anniversary (the time period from the date of grant to the third anniversary following the date of grant is referred to herein as the “Vesting Period”);

(b)
upon the Participant’s termination of employment due to death, Disability, or Retirement, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such event; or

(c)
on the date of the termination of Participant’s employment with the Company if within two years after a Change in Control, Participant’s employment is terminated by the Company, its Affiliates, and/or Subsidiaries other than for Cause, or is terminated by the Participant for Good Reason. For the purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the same meaning as provided in the Executive Severance Plan.

4.    Termination of Service for Other Reasons. Unless otherwise stated herein, in the event the Participant’s service with the Company terminates for any reason before one hundred percent (100%) vesting pursuant to Paragraph 3, all of the unvested Restricted Stock Units the Participant holds at the time the Participant’s service terminates shall be forfeited to the Company.
5.    Deferral of Restricted Stock Units. Prior to the beginning of the calendar year in which the Restricted Stock Units are granted (or, with respect to the first year in which the Participant becomes eligible to participate in the Neenah Participants’ Deferred Compensation Plan, within 30 days after becoming eligible and prior to the date of grant), the Participant may make an irrevocable election to defer all or a portion of the Restricted Stock Units under the Neenah Deferred Compensation Plan. Each Participant who elects to defer an amount of his Restricted Stock Units shall be deemed to have elected to defer all corresponding dividend equivalents applicable to such Restricted Stock Units. If the Participant makes a timely election to defer the Restricted Stock Units under the Neenah Deferred Compensation Plan, payment of the Restricted Stock Units and the dividend equivalents applicable to such Restricted Stock Units will be governed by the terms of the Neenah Deferred Compensation Plan.
6.    Payment of Restricted Stock Units. Unless the Participant has timely made an election to defer the Restricted Stock Units under the Neenah Deferred Compensation Plan, (a) the Participant shall be entitled to receive shares of Stock for Restricted Stock Units the restrictions of which have lapsed pursuant to Paragraph 3 herein, (b) the Participant will receive a number of shares of Stock equal to the number of vested Restricted Stock Units, and (c) the shares of Stock will be issued in Stock certificates or in book-entry form in the Participant’s name as soon as administratively practicable, but not later than the earlier of thirty (30) days after the restrictions lapse or the last day of the calendar year in which the restrictions lapse; provided, however, if the Participant is a “specified employee” (within the meaning of Code Section 409A) and the Participant is entitled to the issuance of Stock as a result of the Participant’s “separation from service” (within the meaning of Code Section 409A), the issuance shall be made six months after separation from service to the extent required to comply with Code Section 409A, but not later than the date the issuance of Stock otherwise would have occurred had the Participant remained employed, to the extent permissible under Code Section 409A.
7.    Dividends. The Participant shall be entitled to receive dividend equivalents on (i) vested and (ii) unvested and nonforfeited Restricted Stock Units, which represent the right to receive cash payments (or payment in the form of shares of Stock if the dividend is paid in shares of Stock) measured by the aggregate dividends payable to a shareholder of record while the Participant holds the Restricted Stock Units on a number of shares of Stock that correspond to the number of Restricted Stock Units. The dividend equivalents shall be paid on approximately the same dates that the corresponding dividends are paid to the Company’s shareholders of record, except as provided in Paragraph 5.
8.    Right as Stockholder. The Participant shall not have voting or any other rights as a shareholder of the Company with respect to Restricted Stock Units. The Participant will obtain full voting and other rights as a shareholder of the Company upon the settlement of Restricted Stock Units in shares of Stock.
9.    Nontransferability. During the Vesting Period, Restricted Stock Units awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated (“Transfer”) other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Restricted Stock Units is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock Units, the Participant’s right to such Restricted Stock Units shall be immediately forfeited to the Company, and this Agreement shall lapse.
10.    Requirements of Law. The granting of Restricted Stock Units under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
11.    Administration. This Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
12.    Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of service with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s service at any time.
13.    Amendment to the Plan. The Plan is discretionary in nature and the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval.
14.    Amendment to this Agreement. Any amendment and/or termination of this Agreement will not accelerate a payment date if such amendment or termination would subject such amounts to taxation under Code Section 409A.
15.    Successor. All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substan-tially all of the business and/or assets of the Company.
16.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the state of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the state of Georgia.
18.    Code Section 409A. This Agreement is intended to comply with Code Section 409A and all of the provisions of this Agreement shall be construed consistent with that intent. References herein to the Participant’s cessation of service, termination of service and similar terms shall be construed to refer to a “separation from service” within the meaning of Code Section 409A.
19.    Definition of Retirement: “Retirement” means voluntary resignation of employment by a Participant, who is also an employee of the Company or an Affiliate (as defined in the Plan),after (i) the later of attaining age sixty-five (65) or the fifth anniversary of the Participant’s date of hire, or (ii) attaining age fifty-five (55) with at least five (5) Years of Vesting Service; provided, however, that if a Participant is a participant under the Company’s Pension Plan or Retirement Contribution Plan, “Retirement” shall mean satisfying the requirements for “retirement” or “early retirement” as defined in the applicable plan. For purposes of the definition of “Retirement,” “Years of Vesting Service” shall be determined in the same manner as years of vesting service are determined pursuant to the Company’s Pension Plan or Retirement Contribution Plan, whichever is applicable to the Participant; however, if such plan is subsequently terminated, the “Committee” (as defined in the Plan) shall determine the meaning of such term in its sole discretion.
20. Definition of Change in Control:
“Change in Control” means the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the Company’s assets” (as such terms are defined below).

(a)
A “change in ownership of the Company” shall occur on the date that any one person, or more than one person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that, if any one person or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company. In addition, the following shall not constitute a change in ownership of the Company: (i) any acquisition by any one person, or more than one person acting as a Group, who on December 1, 2004 is the “beneficial owner” (within the meaning of Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended) (a “Beneficial Owner”) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (v) any transaction described in Clause (d) below.

(b)	A “change in the effective control of the Company” occurs on the date that:

(1)
Any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to own thirty-five percent (35%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the effective control of the Company. Notwithstanding the foregoing, the following shall not constitute a change in the effective control of the Company: (A) any acquisition by any one person, or more than one person acting as a Group, who on December 1, 2004 is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, or (D) any transaction described in Clause (d) below; or

(2)
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; provided, however, that this Subclause (2) shall apply only to the Company if no other corporation is a majority shareholder of the Company.

(c)
A “change in the ownership of a substantial portion of the Company’s assets” occurs on the date that any one person, or more than one person acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total “Gross Fair Market Value” (as defined below) equal to or more than 90% of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that, a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(1)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)	an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3)	a person, or more than one person acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company;

(4)	an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Subclause (3) hereof); or

(5)	a Successor Entity pursuant to a transaction described in Clause (d) below.

(d)
Consummation of a reorganization, merger, or consolidation to which the Company is a party, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) shall not constitute a change in ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, if following such Business Combination: (i) all or substantially all the individuals or entities who were the Beneficial Owners of Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the company resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no person or Group (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the incumbent Board (including members of the Board whose appointment or election is endorsed by a majority of the Board prior to the date of the appointment or election) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

(e)	For purposes of the definition of Change in Control:

(1)
“Group” means persons acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock of the Company or assets of the Company, or a similar business transaction with the Company (the “Transaction”); provided, however, that with respect to any person who owns stock of both the Company and the other corporation in a Transaction, such person will only be treated as acting as a group with respect to his or her interest in the other corporation prior to the Transaction;

(2)	“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; and

(3)
Notwithstanding any other provision hereof, stock ownership shall be determined under Code Section 409A, and no Change in Control shall be deemed to have occurred hereunder unless such event constitutes a change in the ownership or effective control of the Company or in a substantial portion of the assets of the Company under Code Section 409A.

21. Compensation Recovery Policy: The Board has adopted this compensation recovery policy (the “Clawback Policy”) for “named executive officers,” other senior officers and participants (each hereinafter referred to individually as an “Executive” and collectively as “Executives”) in the Company’s Management Incentive Plan (“MIP”) and the Company’s Long-term Compensation Plan (“LTCP”), and the Restricted Stock Units granted under this Agreement shall be deemed to be components of the MIP and/or the LTCP. Under the Clawback Policy, the Board may, to the extent permitted by governing law, require reimbursement of any MIP bonus or LTCP stock grants paid to an individual Executive, a group of Executives or all Executives if:  (i) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material restatement, (ii) the Board reasonably determines that the Executive engaged in conduct that caused or partially caused the need for the restatement or that the restatement is of such a nature as to warrant seeking recovery of compensation from all or some larger group of Executives, and (iii) a lower payment would have been made to the Executive (or group of Executives) based upon the restated financial results.  In each such instance, the Board may seek to recover the relevant overpayment amount of the MIP bonus or LTCP grant for the period at issue.  In applying the Clawback Policy, the Board will have sole discretion in determining whether an Executive’s conduct has or has not met any particular standard of conduct under law or Company policy and whether the compensation recovery should apply to an individual Executive or a larger group of Executives and the extent of the amount of recovery sought.  Further, following a restatement of the Company’s financial statements, the Company will recover any compensation received by (a) the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002 (Section 304 of the Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer of a company to disgorge their bonuses and other incentive compensation where (i) the company must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and (ii) the noncompliance results from misconduct), or (b) an executive officer, to the extent required under Section 954 of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.
22. The Plan Governs; Capitalized Terms: The Plan provides a complete description of the terms and conditions governing the Restricted Stock Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms will completely supersede and replace the conflicting terms of this Agreement. All capitalized terms will have the meanings ascribed to them in the Plan, unless specifically defined otherwise herein.